Exhibit 23

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-42736) of H&R Block, Inc. of our report dated September 27, 2002 relating to the financial statements of the H&R Block, Inc. 2000 Employee Stock Purchase Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri
September 30, 2002

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